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                                                                     EXHIBIT 1.1

                              6,000,000 SHARES(1)

                                 OMNICELL, INC.

                                  COMMON STOCK

                               PURCHASE AGREEMENT
                               ------------------

                                                                 August __, 2001


U.S. BANCORP PIPER JAFFRAY INC.
CIBC WORLD MARKETS CORP.
SG COWEN SECURITIES CORPORATION
     As Representatives of the several
Underwriters named in Schedule I hereto

c/o U.S. Bancorp Piper Jaffray Inc.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

     Omnicell, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 6,000,000 shares (the "Firm Shares") of common stock, $0.001 par value per share (the "Common Stock"), of the Company. The Company has also granted to the several Underwriters an option to purchase up to 900,000 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

     The Company hereby acknowledges that in connection with the proposed offering of the Securities, it has requested U.S. Bancorp Piper Jaffray Inc. to administer a directed share program (the "Directed Share Program") under which up to 300,000 Firm Shares, or five percent (5%) of the Firm Shares, to be purchased by you (the "Reserved Shares") shall be reserved for sale by you at the initial public offering price to the Company's officers, directors, employees, and consultants and others having a relationship with the Company (the "Directed Share Participants") as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. ("NASD") and all other applicable laws, rules and

----------
(1) Plus an option to purchase up to 900,000 additional shares to cover over-allotments.


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regulations (the "Directed Share Program"). The number of Securities available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. You may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Securities being issued and sold hereunder. The Company has supplied U.S. Bancorp Piper Jaffray Inc. with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

     The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as Representatives (the "Representatives").

     1. REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form S-1 (File No. 333-57024) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, then the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulation. Copies of such registration statement(s) and amendments, and each related preliminary prospectus have been delivered to you.

     If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus that satisfy the requirements of the Act and the Rules and Regulations. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, then it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434 of the Rules and Regulations) pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in reliance upon Rule 430A of the Rules and Regulations. Such registration statement, as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act, and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 of the Rules and Regulations in order to meet the requirements of Section 10(a) of the Act) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations, or any other such prospectus provided to the Underwriters by the Company for use



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in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, then the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act, and any prospectus subject to completion as described in Rule 430A or Rule 434 of the Rules and Regulations.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         (a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

              (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, nor has any proceeding for that purpose been initiated or, to the Company's knowledge, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

              (ii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any



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     Underwriter through you, specifically for use in the preparation thereof.
     If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

              (iii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own, lease and operate its properties and conduct its business as currently carried on and as proposed or described in the Registration Statement and Prospectus and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon its business as currently carried on and as proposed or described in the Registration Statement and Prospectus, properties, condition (financial or otherwise), net worth or results of operations taken as a whole (a "Material Adverse Effect"). Each of the subsidiaries of the Company as listed in Exhibit 21.1 to Item 16(a) of the Registration Statement, as listed in Exhibit A hereto (collectively, the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as currently carried on and as proposed or described in the Registration Statement and Prospectus and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect. The Subsidiaries are the only subsidiaries (as defined in the Act), direct or indirect, of the Company. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Exhibit A hereto are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any of the Subsidiaries are outstanding.

              (iv) The consolidated financial statements of the Company and the Subsidiaries, together with the notes thereto, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the consolidated financial condition of the Company and the Subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise specifically stated therein); the pro forma financial data included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Securities Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; and the other financial and statistical data and supporting schedules included in the Registration Statement and Prospectus present fairly and accurately the information required to be



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     stated therein and have been prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. Other than the consolidated financial statements and schedules included in the Registration Statement and Prospectus, no other financial statements or schedules are required to be included in the Registration Statement or Prospectus. Ernst & Young LLP, which has expressed its opinion with respect to the audited consolidated financial statements included in the Registration Statement and Prospectus, is an independent public accountant as required by the Act and the Rules and Regulations.

              (v) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to their respective capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants disclosed as outstanding in the Registration Statement and Prospectus), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities, or other rights to purchase the capital stock (other than in the ordinary course of business pursuant to the Company's equity incentive plans disclosed in the Registration Statement and Prospectus) of the Company or the Subsidiaries, or any material adverse change, or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect.

              (vi) Except as set forth in the Prospectus, there is not pending or, to the Company's knowledge, threatened or contemplated, any action, suit, or proceeding to which the Company, any of the Subsidiaries or any of the officers of the Company or any of the Subsidiaries is a party before or by any court or governmental agency, authority, or body, or any arbitrator, which is reasonably possible to have a Material Adverse Effect.

              (vii) There are no contracts or documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed. The documents incorporated by reference in the Prospectus, if any, at the time filed with the Commission conformed, in all respects to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") or the Act, as applicable, and the Rules and Regulations.

              (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The execution, delivery, and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the



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     Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of their property is subject, the charter or bylaws of the Company or any Subsidiary, or any order, rule, regulation, or decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or any of the properties of the Company or any of the Subsidiaries; no consent, approval, authorization, or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws or in connection with the review of the offering by the National Association of Securities Dealers, Inc. ("NASD"); and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

              (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid, and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. The certificates for the Securities are in due and proper form and conform in all material respects to the requirements of the Delaware General Corporation Law. Except as otherwise described in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, bylaws, or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement and the Prospectus, neither the filing or effectiveness of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. As of the date set forth thereon, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus under the heading "Capitalization".

              (x) The Company and the Subsidiaries hold, and are operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of their businesses as currently conducted and as proposed to be conducted as described in the Registration Statement and Prospectus, and



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     all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company and the Subsidiaries have not violated and currently are in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders, ordinances and decrees.

              (xi) The Company and each of the Subsidiaries have good and marketable title to all property owned by them and valid rights to use all property described in the Registration Statement and Prospectus or necessary for the conduct of their respective businesses as described in the Registration Statement and Prospectus, in each case free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and the Prospectus; the property held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries.

              (xii) The Company and each of the Subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of its respective business as currently carried on and as proposed, on the date hereof, to be carried on as described in the Registration Statement and Prospectus (collectively, the "Intellectual Property"). Except as described in the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect;
     (ii) to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a basis for any such claim; (vi) to the Company's knowledge there is no patent or patent application that contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of the Subsidiaries or that is necessary for the conduct of their businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; and
     (vii) there is no prior art of which the Company is aware that may render any patent held by the Company or any of the Subsidiaries invalid or any patent application held by the Company or any of the Subsidiaries unpatentable which has not been disclosed to the



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     U.S. Patent and Trademark Office. None of the technology employed by the
     Company has been obtained or, to the Company's knowledge, is being used by the Company in violation of the rights of any person or third party. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company. Exhibit B lists all of the issued patents owned in whole or in part by the Company or any Subsidiary.

              (xiii) Neither the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws or in breach of or otherwise in default in the performance of any material obligation, agreement, or condition contained in any bond, debenture, note, indenture, loan agreement, or any other material contract, lease, or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company or any of the Subsidiaries is subject.

              (xiv) The Company and each Subsidiary has filed all federal, state, local and foreign income and franchise tax returns and tax forms required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any Subsidiary is contesting in good faith and as to which adequate reserves have been provided. Such returns and forms are complete and correct in all material respects. The Company and each Subsidiary has made all payroll withholdings required to be made by it with respect to employees. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company or any Subsidiary that could individually or in the aggregate have a Material Adverse Effect.

              (xv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

              (xvi) The Securities have been conditionally approved for listing on the Nasdaq National Market system and, on the date the Registration Statement became or becomes effective, the Company's Registration Statement on Form 8-A or other applicable form under the Exchange Act, became or will become effective.

              (xvii) Other than the Subsidiaries and as set forth on Exhibit C, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

              (xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general and specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with



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     generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general and specific authorization; and (D) the recorded accountability for assets is compared to existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

              (xix) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (xx) Except as otherwise disclosed in the Registration Statement and Prospectus, the Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which they are engaged. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Company or any of Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

              (xxi) Neither the Company nor any Subsidiary has sent or received any notice of termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

              (xxii) All statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

              (xxiii) Neither the Company nor, to the Company's knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to or which has constituted, caused or resulted in, or which might reasonably be expected to constitute, cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The Company has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Securities on the Nasdaq Stock Market in accordance with Regulation M under the Exchange Act.

              (xxiv) Except as set forth in the Prospectus, immediately after the issuance and sale of the Securities to the Underwriters, no shares of preferred stock of the Company shall be issued and outstanding and no holder of any shares of capital stock,


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     securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of preferred stock of the Company.

              (xxv) Neither the Company nor any Subsidiary is, and after the offering and sale of the Securities, will be, an "investment company" or a "promoter," "principal underwriter" for an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

              (xxvi) The Company and the Subsidiaries have operated and currently are in compliance in all material respects with applicable United States Food and Drug Administration ("FDA") rules, regulations and policies, if any.

              (xxvii) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (xxviii) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

              (xxix) Except as disclosed in the Prospectus, neither the Company nor any Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

              (xxx) The Company's migratory merger from California to Delaware (the "Reincorporation") is effective. The Reincorporation complied in all respects with California, Delaware and federal securities laws and there are no material liabilities of the Company's predecessor California entity that have not been discharged or otherwise accounted for in connection with such merger.

              (xxxi) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered.

              (xxxii) The Company has not offered, or caused any Underwriter or its affiliates to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (B) a trade journalist or publication to write or publish favorable information about the Company or its products.

         (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     3.  PURCHASE, SALE AND DELIVERY OF SECURITIES.

         (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 6,000,000 Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $____ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in Section 8 hereof, the agreement of each Underwriter is to purchase only the number of Firm Shares specified as to such Underwriter in Schedule I.

     The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by Federal Funds wire transfer payable to the order of the Company at the offices of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date." If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company ("DTC") designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two (2) business days' prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

         (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date," respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

     The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by Federal Funds wire transfer payable to the order of the Company at the offices of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at DTC designated by the Representatives. Certificates representing the Option Shares, in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

         (c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

         (d) It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3(b) hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4.  COVENANTS.

         (a) The Company covenants and agrees with the several Underwriters as follows:

              (i) If the Registration Statement has not already been declared effective by the Commission, then the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as soon as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed, of receipt of any comments from the Commission with respect to the Registration Statement or Prospectus and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, then the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) of the Rules and Regulation; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

              (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or suspension of qualification or to obtain the withdrawal of any such a stop order, or lifting of any such suspension, if issued or imposed.

              (iii) Within the time during which a prospectus relating to the Securities is required to be delivered under the Act, the Company will use its best efforts to comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and, subject to Section 4(a)(i) hereof, will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

              (iv) The Company will use its best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

              (v) The Company will furnish to the Underwriters copies of the Registration Statement (including all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

              (vi) During a period of four (4) years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., NASDAQ or any securities exchange.

              (vii) The Company will make generally available to its security holders, and deliver to you, as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company's current fiscal quarter, an earnings statement covering a twelve (12) month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

              (viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda, (C) all filing fees and reasonable fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate in accordance with Section 4(a)(iv) hereof, (D) upon receipt of a reasonably detailed accounting, all out-of-pocket expenses, including reasonable fees and disbursements of Underwriters' counsel, incurred by the Underwriters in administering the Directed Share Program, (E) the fees and expenses of any transfer agent or registrar, (F) upon receipt of a reasonably detailed accounting, the filing fees and reasonable fees and disbursements of the Underwriters' counsel incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (G) listing fees, if any, and (H) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all documented out-of-pocket disbursements (including documented reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

              (ix) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

              (x) So long as required by law, the Company will furnish to its stockholders, and deliver to you, as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).

              (xi) The Company will furnish to you as early as practicable prior to the Closing Date but not later than two (2) business days prior thereto, a copy of the latest available quarterly and monthly unaudited interim financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 5(h) hereof.

              (xii) The Company will not, without the prior written consent of U.S. Bancorp Piper Jaffray Inc., from the date of execution of this Agreement and continuing to and including the date one hundred and eighty
     (180) days after the date of the Prospectus (the "Lock-Up Period"), sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or register or publicly announce any intent to register under the Act the offer or sale of any capital stock of the Company except for (i) the registration of the offer and sale of the Securities and sales to the Underwriters pursuant to this Agreement; (ii) the issuance of Common Stock upon exercise of options and warrants disclosed as outstanding in the Registration Statement and the Prospectus; (iii) the issuance of stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and Prospectus; and (iv) registration statements filed on Form S-8 limited in scope to stock option plans described in the Registration Statement and Prospectus. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

              (xiii) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a binding letter agreement, in the form attached hereto as Exhibit D, from each of the Company's directors and officers and the holders of more than 90% of the outstanding Common Stock and securities convertible into or exchangeable or exercisable for Common Stock (including options and warrants), stating that such person agrees not to sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or options, warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, except to the Underwriters pursuant to this Agreement, for a period of one hundred and eighty (180) days after commencement of the public offering of the Securities by the Underwriters without the prior written consent of U.S. Bancorp Piper Jaffray Inc. Except as set forth in the Prospectus, all holders of outstanding Common Stock or securities convertible into or exchangeable or exercisable for Common Stock who have not signed a binding letter agreement, in the form attached hereto as Exhibit D, are subject to similar restrictions pursuant to other binding agreements between such holders and the Company.

              (xiv) The Company will file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities, and to promptly notify you of such filing.

              (xv) The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (xvi) The Company will use its best efforts to cause the Common Stock to be listed for quotation on the Nasdaq National Market.

              (xvii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

              (xviii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any Subsidiary to register as an investment company under the Investment Company Act.

              (xix) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

              (xx) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

     5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

         (b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

         (c) Except as specifically set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants disclosed as outstanding in the Registration Statement and Prospectus), or any material change in the short-term or long-term debt of the Company or any Subsidiary, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any Subsidiary, or any change which has or is reasonably possible to have a Material Adverse Effect, or any development involving or which has or is reasonably possible to have a prospective Material Adverse Effect, that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner set forth in the Prospectus.

         (d) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Cooley Godward LLP, counsel for the Company, dated such Closing Date and addressed to you, covering the matters set forth in Schedule II.

         (e) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Townsend and Townsend and Crew L.L.P., special counsel for the Company with respect to patent and proprietary rights, dated such Closing Date and addressed to you, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Preston Gates & Ellis LLP, counsel for the Underwriters, stating that:

              (i) To such counsel's knowledge, except as described in the Prospectus, (A) the Company has valid license rights or clear title to the Intellectual Property referenced in the Prospectus, and there are no rights of third parties to any such Intellectual Property; (B) there is no infringement or other violation by third parties of any of the Intellectual Property of the Company referenced in the Prospectus; (C) there is no infringement or other violation by the Company of any Intellectual Property of others; (D) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company infringes or otherwise violates any Intellectual Property of others, and such counsel is unaware of any facts which would form a reasonable basis for any such claim; and (E) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others challenging the rights of the Company in or to, or challenging the scope of, any Intellectual Property of the Company referenced in the Prospectus, and such counsel is unaware of any facts which would form a reasonable basis for any such claim.

              (ii) To such counsel's knowledge, the patent applications of the Company presently on file disclose patentable subject matter, and such counsel is not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact with respect to the patent applications of the Company presently on file that (A) would preclude the issuance of patents with respect to such applications or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

              (iii) Such counsel has reviewed the portions of the Registration Statement and the Prospectus referencing certain Company patent rights, captioned "Risk Factors--Our failure to protect our intellectual property rights could adversely affect our ability to compete," "Risk Factors--Intellectual property or product liability claims against us could harm our competitive position, results of operations and financial condition" and "Business--Proprietary Rights and Licensing" (collectively, the "Patent Sections"). On the basis of such counsel's representation of the Company, such counsel has no reason to believe that the information in the Patent Sections contains any untrue statement or material fact or omits to state a material fact necessary to make the statements therein not misleading and insofar as such Patent Sections constitute statements or summaries of matters of law, to such counsel's knowledge, are, in all material respects, accurate and complete statements or summaries, as the case may be, of the matters referred to therein.

         (f) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Preston Gates & Ellis LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

         (g) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a letter of Ernst & Young LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement and Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus and that the conclusions and findings of said firm with respect to the financial information and other matters covered by their letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

         (h) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, stating that:

              (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

              (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to their knowledge or the knowledge of the Company, is contemplated by the Commission or any state or regulatory body.

              (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants disclosed as outstanding in the Registration Statement and Prospectus), or any material change in the short-term or long-term debt of the Company or any Subsidiary, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any Subsidiary, or any change that would have a Material Adverse Effect or any development involving a prospective Material Adverse Effect and (D) except as stated in the Registration Statement and the Prospectus, there is not pending or, to their knowledge, threatened or contemplated, any action, suit or proceeding to which the Company, any Subsidiary or any of their respective officers is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in a Material Adverse Effect.

              (iv) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made.

              (v) The lock-up agreements described in Section 4(a)(xiii) have not been terminated or modified by the Company in any material respects.

         (i) The Securities shall have been approved for listing for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the Closing Date.

         (j) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

         (k) The Representatives shall have received at or prior to the First Closing Date from Preston Gates & Ellis LLP, a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Securities under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

     All such opinions, certificates, letters and other documents referred to hereinabove will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

     6. INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof and (ii) the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, liability or claim purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, damage, liability or claim, and the Company had previously furnished copies thereof to such Underwriter.

     The Company further agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon or in connection with the offer and sale of the Reserved Shares under the Directed Share Program, provided that the Company shall not be responsible for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriters in conducting the Directed Share Program.

     In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this
Section 6(a), or the offer and sale of the Reserved Shares under the Directed Share Program, it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bancorp (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

         (b) In connection with the offer and sale of the Reserved Shares, the Company agrees to purchase from U.S. Bancorp Piper Jaffray Inc., at its request, for full purchase price all Reserved Shares not resold by the Underwriters which were subject to a properly confirmed agreement to purchase and for which any Directed Share Participant failed to pay therefor and accept delivery thereof.

         (c) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company, each of its directors and each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 5 of the Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (c) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (d) Promptly after receipt by an indemnified party under subsection (a) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced thereby. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the

Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second full paragraph of subsection 6(a) hereof in respect of such action or proceeding, then the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm for the Underwriters for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control each Underwriter within the meaning of the Act. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

         (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

     8. SUBSTITUTION OF UNDERWRITERS.

         (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than ten percent (10%) of the total amount of Firm Shares set forth in
Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

         (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than ten percent (10%) of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within thirty-six (36) hours thereafter, this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

     If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven (7) business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

         (a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating thereto or upon release by you of telexes offering the Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

         (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in
Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal, New York or California authorities, (vi) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development that would reasonably be expected to result in a material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities, (vii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities, or (viii) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

         (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone or telegram, confirmed by letter.

     10. DEFAULT BY THE COMPANY. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     11. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the first, third, ninth and tenth paragraphs under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the only written information furnished by or on behalf of the Underwriters referred to in Section 2 and Section 6 hereof.

     12. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, faxed or delivered to the Representatives c/o U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, fax: (612) 303-1036, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed, faxed or delivered to it at Omnicell, Inc., 1101 East Meadow Drive, Palo Alto, California 94303, fax: (605) 251-6266, Attention: Sheldon Asher, Chief Executive Officer, or to such other address as the person to be notified may have requested in writing. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     15. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                OMNICELL, INC.

                                By: ____________________________________
                                    Title:



Accepted and agreed to as of the date
first above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule I hereto.

U.S. BANCORP PIPER JAFFRAY INC.
CIBC WORLD MARKETS CORP.
SG COWEN SECURITIES CORPORATION

By: U.S. BANCORP PIPER JAFFRAY INC.

By: _____________________________________
    Name:
    Title:

                                   SCHEDULE I


        UNDERWRITER                                NUMBER OF FIRM SHARES(1)
        -----------                                ------------------------
U.S. BANCORP PIPER JAFFRAY INC.
CIBC WORLD MARKETS CORP.
SG COWEN SECURITIES CORPORATION







                                                       ---------------

Total. . . . . . . . . . . . . .                         6,000,000
                                                         =========


-----------------
(1) The Underwriters may purchase up to an additional 900,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

                                   SCHEDULE II

           MATTERS TO BE COVERED IN THE OPINION OF COOLEY GODWARD LLP
                             COUNSEL FOR THE COMPANY

                                    EXHIBIT A

                       LIST OF THE COMPANY'S SUBSIDIARIES


Omnicell HealthCare Canada, Inc.
Omnicell Europe SARL

                                    EXHIBIT B

              LIST OF ALL ISSUED PATENTS OWNED IN WHOLE OR IN PART
                        BY THE COMPANY OR ANY SUBSIDIARY

                                    EXHIBIT C

               LIST OF ENTITIES IN WHICH COMPANY HAS OWNERSHIP OR
                              PROPRIETARY INTEREST

                                    EXHIBIT D

                        FORM OF LOCK-UP LETTER AGREEMENT